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                                                    Robotic Vision Systems, Inc.
                                                    Exhibit 23.5


                           CONSENT OF DONALD J. KRAMER



     The undersigned hereby consents to being named as a nominee for director in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the merger of RVSI Acquisition Corp., a wholly-owned subsidiary of Robotic Vision Systems, Inc., with and into Acuity Imaging, Inc.



                                        /s/ DONALD J. KRAMER
                                        ---------------------------------------
                                        Donald J. Kramer

July 19, 1995